CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated October 6, 2017 on the August 25, 2017 Statement of Assets and Liabilities of the USAA MSCI USA Value Momentum Blend Index ETF in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 4 under the Securities Act of 1933 (Registration No. 333-219187) and Amendment No. 4 under the Investment Company Act of 1940 (Registration No. 811-23271).

/s/ Ernst & Young LLP

San Antonio, Texas

October 6, 2017